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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 23, 1999, with respect to the consolidated financial statements of Eastern States Oil & Gas, Inc.; the statements of revenues and direct operating expenses of the Underlying Properties of Eastern States Oil & Gas, Inc.; the consolidated income statement and cash flows of the domestic operations of Blazer Energy Corp. and subsidiary (formerly Ashland Exploration, Inc.); and the statement of assets and trust corpus of the Appalachian Basin Royalty Trust included in the Registration Statement (Form S-1/S-1) and related Prospectus of the Appalachian Basin Royalty Trust and Eastern States Oil & Gas, Inc. for the registration of beneficial interests in the Appalachian Basin Royalty Trust.


                                            /s/ ERNST AND YOUNG LLP

Vienna, Virginia
August 23, 1999